UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
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☑	Definitive Proxy Statement
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☐	Soliciting Material Under Rule § 240.14a-12
PDF SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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PDF SOLUTIONS, INC.
333 West San Carlos Street
Suite 700
San Jose, CA 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2006

On Wednesday, May 24, 2006, PDF Solutions, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders at the Marriott Hotel, located at 301 South Market Street, San Jose, California 95113. The Meeting will begin at 1:30 p.m. local time.

Only record stockholders who owned stock at the close of business on April  4, 2006 can vote at this Meeting or any adjournment that may take place. At the Meeting we will:

•	Elect two Class II nominees to the Board of Directors to serve for a three-year term expiring on the first Annual Meeting of Stockholders that occurs after December 31, 2008, or until such directors’ respective successors are duly elected and qualified.

•	Ratify the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

•	Transact any other business properly brought before the Meeting.

•	You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

Our Board of Directors recommends that you vote in favor of each of the two proposals outlined in this Proxy Statement.

We cordially invite all stockholders of record at the record date or persons who hold a valid proxy for the Annual Meeting to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please either mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided or vote your shares by telephone or via Internet to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote via telephone or Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

At the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

PETER COHN
Secretary

San Jose, California
April 20, 2006

PDF SOLUTIONS, INC.
333 West San Carlos Street
Suite 700
San Jose, CA 95110

PROXY STATEMENT
FOR THE
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set April 4, 2006 as the record date for the Meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Meeting, with each share entitled to one vote. On the record date, there were 26,659,942 shares of our common stock outstanding.

Voting materials, which include this Proxy Statement, a proxy card and the 2005 Annual Report, will be mailed to stockholders on or about April 24, 2006.

In this Proxy Statement:

•	“We,” “us,” “our,” “PDF Solutions” and the “Company” refer to PDF Solutions, Inc.

•	“Annual Meeting” or “Meeting” means our 2006 Annual Meeting of Stockholders

•	“Board of Directors” or “Board” means our Board of Directors

•	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, May 24, 2006 at 1:30 p.m. local time at the Marriott Hotel, located at 301 South Market Street, San Jose, California 95113.

All stockholders of record who owned shares of our stock as of April 4, 2006, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 4, 2006, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint John K. Kibarian and Keith A. Jones as your representatives at the Meeting. Messrs. Kibarian and Jones will vote your shares, as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card or vote your shares by telephone or via Internet in advance of the meeting just in case your plans change.

Proposals to be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

•	The election of two Class II directors to serve on our Board of Directors.

•	The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the Meeting

We will pass out written ballots to anyone who wants to vote at the Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically

If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

You may change your mind after you have returned your proxy card

If you change your mind after you return your proxy card or submit your proxy by telephone or Internet, you may revoke your proxy at any time before the polls close at the Meeting. You may do this by:

•	enter a new vote by telephone, over the Internet or by signing and returning another proxy card at a later date;

•	provide written notice of the revocation to the Secretary; or

•	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as present at the Meeting if the stockholder either:

•	is present and votes in person at the Meeting, or

•	has properly submitted a proxy card or voted by telephone or Internet.

A majority of our outstanding shares present (either in person or by proxy) constitutes the quorum required for holding the Annual Meeting and conduct business.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must return your proxy card or vote by telephone or Internet (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in “street name” and you do not return your proxy card or vote by telephone or Internet, your stockbroker may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder or a proposal related to a stock incentive plan). If the proposals to be acted upon at the Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.”

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Since there are no non-routine matters to be acted upon at the Meeting, the voting results from the Meeting are not expected to include broker non-votes.

We encourage you to provide instructions to your stockbroker by returning your proxy card or voting by telephone or Internet. This ensures that your shares will be voted at the Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST a proposal for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as directors.

Vote Solicitation; Use of Outside Solicitors

PDF Solutions, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. PDF Solutions, Inc. will bear the cost of this solicitation, but our directors, officers and employees that assist us in this solicitation will not receive any additional compensation for doing so. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy materials.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and transmitted to Keith A. Jones, our Vice President of Finance and Chief Financial Officer, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed and represented by votes cast using the telephone or Internet and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR the director nominee, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006, which we will file with the SEC. You may obtain a copy free of charge from our Internet web site at www.pdf.com, by contacting our Investor Relations Department at (408) 280-7900 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the 2006 Annual Meeting other than the proposals described in this Proxy Statement. However, because we did not receive notice of any other proposals to be brought before the Meeting, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to John K. Kibarian and Keith A. Jones to vote on such matters at their discretion.

Proposals for 2007 Annual Meeting

To have your proposal included in our proxy statement for the 2007 Annual Meeting, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date this year’s proxy statement is “released to stockholders” (i.e., the mailing date) to the attention of our Secretary, PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110.

In addition, our Bylaws provide that a proposal that the stockholder delivers or mails to our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s meeting shall be timely received; provided, however, that if the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date and less than 60 days notice of the date of the meeting is given to stockholders, to be timely, the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the notice of meeting was mailed.

If you submit a proposal for the 2007 Annual Meeting after the date that is less than 90 days prior to April 24, 2007, or the anniversary date of the mailing of this year’s Proxy Statement, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2007 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

PROPOSAL NO. 1

Election of Directors

We have nominated two candidates for election to the Board this year. Detailed information on each of the nominees is provided below.

The Board is divided into three classes with each director serving a three-year term and one class being elected at each year’s Annual Meeting of stockholders. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate. Each Class II nominee listed has consented to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Class II directors for the ensuing three-year term. Unless marked otherwise, proxies received will be voted FOR the election of each of the two nominees. If additional people are nominated for election as directors, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed below are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Nominees for the Board of Directors

The Company’s Bylaws provide that the number of directors shall be established by the Board or the stockholders of the Company. The Company’s Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three-year terms. Pursuant to the Company’s Bylaws, the Board has set the number of Directors at seven, consisting of three Class I directors, two Class II directors and two Class III directors. Two Class II directors are to be elected at the Annual Meeting. These Class II directors will hold office until the Annual Meeting that occurs after the fiscal year ending December 31, 2008 or until their successors have been duly elected and qualified. The terms of the Class III and Class I directors will expire at the Annual Meeting of Stockholders next following the fiscal years ending December 31, 2006 and December 31, 2007, respectively.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named below. Messrs. Lanza and Michaels are currently directors of the Company. In the event that a nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill such vacancy. It is not expected that the nominees listed below will be unable or will decline to serve as a director.

Set forth below are the names of, and certain information as of March 31, 2006 about the business experience of, the nominees for Class II directors and the current Class I and Class III directors with unexpired terms.

Name	Age	Principal Occupation

Nominees for and Current Class II Directors
Lucio L. Lanza	61	Managing Director, Lanza techVentures
Kimon Michaels, Ph.D.	40	Vice President, Field Operations and Director of PDF Solutions, Inc.
Continuing Class III Directors
John K. Kibarian, Ph.D.	42	Chief Executive Officer, President and Director of PDF Solutions, Inc.
Susan H. Billat	55	Semiconductor Industry Consultant
Continuing Class I Directors
B. J. Cassin	72	Private Venture Capital Investor
Albert Y. C. Yu	65	Private Venture Capital Investor
R. Stephen Heinrichs	59	Private Venture Capital Investor

Business Experience of Nominees and Incumbent Directors

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any of the directors or executive officers of the Company.

B.J. Cassin has served as a director since November 1995. Mr. Cassin has been a private venture capital investor since 1979. Previously, he co-founded Xidex Corporation, a manufacturer of data storage media in 1969.

Mr. Cassin is chairman of the board of directors of Cerus Corporation, a medical device company and several private companies. Mr. Cassin holds an A.B. in Economics from Holy Cross College.

Lucio L. Lanza has served as the Chairman of the Board since April 2004 and as a director since November 1995. Mr. Lanza is the managing director of Lanza tech Ventures, an early stage venture capital and investment firm, which he founded in January 2001. From 1990 to December 2000, Mr. Lanza served as partner of U.S. Venture Partners, a venture capital firm. Mr. Lanza served as chairman of the board of directors of Artisan Components, Inc., a semiconductor intellectual property company, from November 1997 until December 2004 and as a director from March 1996 until December 2004. Mr. Lanza has served as a director of ARM Holdings, PLC since December 2004.

Kimon Michaels, Ph.D., one of our co-founders, has served in vice presidential capacities since March 1993 including currently as Vice President, Field Operations, and as a director since November 1995. He also served as Chief Financial Officer from November 1995 to July 1998. Mr. Michaels received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

John K. Kibarian, Ph.D., one of our co-founders, has served as President since November 1991 and has served as our Chief Executive Officer since July 2000. Mr. Kibarian has served as a director since December 1992. Mr. Kibarian received a B.S. in Electrical Engineering, a M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Susan H. Billat has served as a director since September 2003. Ms. Billat is a principal of Benchmark Strategies, a consulting firm providing independent analysis of the semiconductor equipment industry, which she founded in 1990. From 1996 to 2002, Ms. Billat served with Robertson Stephens, a former investment bank, most recently as a managing director and senior semiconductor equipment research analyst. Ms. Billat is a director and member of the audit committee of Ultra Clean Holdings, Inc., a semiconductor equipment company. Ms. Billat recieved both a B.S. and an M.S. in physics from the Georgia Institute of Technology.

Albert Y. C. Yu has served as a director since August 2005. Dr. Yu currently is active in private venture investing and serves on several high technology company boards. Previously, Dr. Yu had been employed with Intel Corporation for almost 30 years until his retirement in 2002. At Intel, he held numerous technical and executive management positions, most recently as a Senior Vice President and a member of the Corporate Management Committee, with responsibilities for corporate strategy, microprocessors, chipsets, and software. Dr. Yu received a B.S. from the California Institute of Technology, and an M.S. and Ph.D. from Stanford University, all in electrical engineering.

R. Stephen Heinrichs has served as a director since August 2005. Mr. Heinrichs, who has been appointed Chairman of the Audit Committee, currently is a private investor. Mr. Heinrichs brings over 30 years experience in finance and operations through positions held in public accounting and, most recently, before his retirement in 2001, as Chief Financial Officer of Avistar Communications Corporation, a video communications company he co-founded and for which he presently serves as a director. Mr. Heinrichs is currently a director and chairman of the audit committee of Catapult Communications Corporation, a communications test equipment company. From January 2003, until the company was acquired in 2005, Mr. Heinrichs was a member of the board of directors of Artisan Components and was its audit committee chairman. Mr. Heinrichs received a B.S. in Accounting from California State University Fresno and is a Certified Public Accountant.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Deloitte & Touche LLP has served as our independent registered public accounting firm since September 18, 1998. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors. Notwithstanding the selection by the Audit Committee of Deloitte & Touche LLP, the Audit Committee may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our best interest and in that of our stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed or expected to be billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2005 and December 31, 2004:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees

Audit Fees	$681,220	$657,744
Audit-Related Fees	29,095	22,865
Tax Fees:
Tax Compliance/Preparation	105,408	54,913
Other Tax Fees	91,793	107,333

Total Tax Fees	197,201	162,246
All Other Fees	—	—
Total Fees	$907,516	$842,855

Audit Fees.  The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years 2005 and 2004, the audit of management’s assessment of internal control over financial reporting as of December 31, 2005 as required by the Sarbanes-Oxley Act of 2002, Section 404 and consents totaled approximately $681,220 and $657,744, respectively.

Audit-Related Fees.  The aggregate fees billed or expected to be billed by Deloitte & Touche LLP for assurance and related services for the fiscal years ended December 31, 2005 and December 31, 2004 totaled $29,095 and $22,865, respectively. The audit-related fees for the fiscal years ended December 31, 2005 and December 31, 2004 included fees for financial accounting and reporting consultations. The audit-related fees for the fiscal year ended December 31, 2005 included fees for due diligence services in connection with a contemplated acquisition.

Tax Fees.  The aggregate fees billed or expected to be billed by Deloitte Tax LLP for tax compliance/preparation services for the fiscal years ended December 31, 2005 and December 31, 2004 totaled $105,408 and $54,913, respectively. Tax compliance/preparation services consisted of fees billed for assistance in preparation of the Company’s U.S. federal, state and local tax returns. The aggregate fees billed by Deloitte Tax LLP for other tax services for the fiscal years ended December 31, 2005 and December 31, 2004 totaled $91,793 and $107,333, respectively. Other tax services consisted of fees billed for tax advice related to international and domestic tax consulting and planning.

All Other Fees.  There were no fees billed or expected to be billed by Deloitte & Touche LLP for any other services rendered to the Company during the fiscal years ended December 31, 2005 and December 31, 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. Deloitte & Touche LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the last fiscal year (the period from January 1, 2005 through December 31, 2005), the Board met eleven times and took action by unanimous written consent eight times during the same period. Each director attended at least 75% of all Board and applicable committee meetings during this time, with the exception of Mr. Michaels, who attended four Board meetings. The Board has four standing committees: the Nominating and Corporate Governance Committee, the Compensation Committee, the Special Option Committee and the Audit Committee. Each of these committees has a written charter approved by the Board (except for the Special Option Committee). A copy of each charter can be found on our website at www.pdf.com. The members of the committees are identified in the following table:

Nominating and
	Corporate						Special
	Governance		Compensation		Audit		Options
Director	Committee		Committee		Committee		Committee

John K. Kibarian, Ph.D.							X
Lucio L. Lanza	X	*	X
Kimon Michaels, Ph.D.
B.J. Cassin	X		X	*	X
Susan H. Billat	X				X
Albert Y. C. Yu			X
R. Stephen Heinrichs					X	*

*	Chair of Committee

The Compensation Committee held three meetings during the fiscal year ended December 31, 2005 and took one action by unanimous written consent. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives and to assist with the administration of our 2001 Stock Plan and 2001 Employee Stock Purchase Plan. Each of the members of the Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.

The Board approved the formation of a Special Option Committee in June of 2000 to assist the Compensation Committee by serving as administrator for our stock plans for the purposes of granting options to purchase up to 35,000 shares of common stock to new, non-executive employees. In January of 2002, the Board also authorized the Special Option Committee to approve merit stock increases to existing employees by granting them options to purchase up to 15,000 shares of common stock. Mr. Kibarian comprises the Special Option Committee, with Mr. Jones serving in a confirmatory role. The Special Option Committee took action by unanimous written consent fourteen times during the fiscal year ended December 31, 2005.

The Audit Committee held eight meetings and took action by unanimous written consent twice during the fiscal year ended December 31, 2005. The functions of the Audit Committee are to recommend the engagement of the independent public auditors, to monitor the effectiveness of our internal and external audit efforts, and to monitor and assess the effectiveness of our financial and accounting organization and our system of internal accounting controls. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “Audit Committee Financial Expert” within the meaning of such Act and rules. The Board has determined that there is at least one such financial expert on the Audit Committee and has designated R. Stephen Heinrichs as its Audit Committee Financial Expert. The Board believes that Mr. Heinrichs qualifies as such an expert in view of his over 30 years experience in finance and operations, holding various positions in public accounting and with companies in the private sector including most recently, as

Chief Financial Officer of Avistar Communications Corporation and serving on the boards of directors and as the audit committee chairman of both Artisan Components and Catapult Communications Corporation. Mr. Heinrichs received a B.S. in Accounting from California State University Fresno and is a Certified Public Accountant. As a result of such background and experience, the Board believes that Mr. Heinrichs has acquired an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with accounting estimates, accruals and reserves, experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues generally comparable to those of the Company, an understanding of internal control over financial reporting and an understanding of Audit Committee functions.

The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2005. The functions of the Nominating and Corporate Governance Committee are to oversee all aspects of the Company’s corporate governance functions on behalf of the Board and make recommendations on corporate governance issues, identify, review and evaluate candidates to serve as directors and to make other recommendations to the Board regarding affairs related to the directors of the Company. The Nominating and Corporate Governance Committee does not set specific criteria for directors but believes the Company is well served when the Board is appropriately sized, the members of the Board possess the requisite talents and experience with respect to technology, business, finance, administration, and public service, the members of the Board possess a variety of backgrounds and demonstrated personal integrity, character and acumen that complement the core components of the Board. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” under Nasdaq rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. The Nominating and Corporate Governance Committee considers properly submitted stockholder nominees for director in the same manner as nominees for director from other sources. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination. If any member of the Board does not wish to continue in service, the Board decides not to re-nominate a member for re-election or the Board decides to expand the size of the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the guidelines set forth above. Current members of the Nominating and Corporate Governance Committee are polled for suggestions as to individuals meeting the guidelines of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary. Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director in accordance with Section 2.5 of the bylaws of the Company at the following address:

Board of Directors (or Nominating and Corporate Governance
Committee or name of individual director)
c/o Corporate Secretary
PDF Solutions, Inc.
333 West San Carlos Street, Suite 700
Santa Clara, California 95110

The Company strongly encourages all of the members of its Board of Directors to attend its Annual Meeting of Stockholders. Five members of the Board attended our Annual Meeting last year.

Director Independence

The Company has adopted standards for director independence pursuant to Nasdaq listing standards and SEC rules. An “independent director” means a person other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in “Certain Relationships and Related Transactions,” and concluded that none of the non-employee directors has any relationships with PDF that would impair his or her independence. The Board has determined that each member of the Board, other than Messrs. Kibarian and Michaels, is an independent director under applicable Nasdaq listing standards and SEC rules. These directors did not meet the independence standards because they are employees of PDF Solutions. In addition, the Board has also determined that:

•	all directors who serve on the Audit, Compensation, and Nominating and Corporate Governance Committees are independent under applicable Nasdaq listing standards and SEC rules, and

•	all members of the Audit Committee meet the additional independence requirement that they not directly or indirectly receive compensation from PDF other than their compensation as directors.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management at least twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

Our non-employee directors received the following cash compensation for serving on the Board of Directors during the fiscal year ended December 31, 2005:

•	an annual cash retainer fee in the amount of $15,000;

•	per meeting fees of $1,500 per board meeting ($500 for telephone participation); and

•	per meeting fees of $1,000 per committee meeting ($500 for telephone participation) for committee meetings held on days other than the same date as a board meeting (in which case there is no additional per meeting fee).

The Chairman of the Board received additional fees consisting of an annual cash retainer in the amount of $30,000 plus an option to purchase 30,000 shares a year. Committee chairpersons received additional fees as follows: Audit Committee Chair $10,000 plus an option to purchase 5,000 shares per year; Compensation Committee Chair $5,000 plus an option to purchase 5,000 shares per year; and the Nominating and Corporate Governance Committee Chair $5,000 plus an option to purchase 5,000 shares per year. Directors were reimbursed for reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Our 2001 Stock Plan provides for the automatic grant of nonstatutory options to non-employee directors. Each new director subsequent to July 26, 2001, the effective date of our initial public offering, will be granted options to purchase 30,000 shares. In addition, each non-employee director is currently granted options to purchase 15,000 shares each year following the conclusion of the Annual Meeting of Stockholders for such year. These grants each vest at the rate of 25% on the one-year anniversary of the date of grant, and at the rate of 1/48 of the total options granted in each month thereafter.

The non-employee directors received the following compensation during the fiscal year ended December 31, 2005:

		Fees Earned
		or Paid		Option
Name	Total	in Cash(1)		Awards(2)

Susan H. Billat	$129,544	$28,000		$101,544
B. J. Cassin	167,392	32,000		135,392
R. Stephen Heinrichs	324,023	15,417	(3)	308,606
Lucio Lanza	400,980	62,500		338,480
Albert Y. C. Yu	275,769	11,250	(4)	264,519
Donald L. Lucas(5)	166,902	31,500		135,392

(1)	This amount is the cash compensation paid to non-employee directors based on the fees approved by the Board set forth above.

(2)	The values were calculated on the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used: Risk free interest rates ranging from 3.85% to 4.0%, no expected dividend, expected option lives of 5.5 years and expected volatilities ranging from 53% to 57%. These values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, the director may realize will depend upon the increase in the market value of our common stock through the date of exercise.

(3)	Mr. Heinrichs joined the Board effective August 1, 2005 and therefore received only prorated portions of the annual cash retainer fee and Audit Committee Chair fee.

(4)	Mr. Yu joined the Board effective August 1, 2005 and therefore received only a prorated portion of the annual cash retainer fee.

(5)	Mr. Lucas resigned as a director effective August 1, 2005.

CORPORATE GOVERNANCE

The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, and charters for the committees of the Board. The website can be found at www.pdf.com.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

A majority of the board members are independent as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers;

All members of the key board committees — the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee — are independent as the term is defined under the Nasdaq rules;

The independent members of the Board meet at least twice per year in execution sessions without the presence of management;

The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors.

Our Board welcomes communications from our stockholders. Stockholders may send communications to the Board, or any director in particular, at the following address: Investor Relations, c/o PDF Solutions, Inc., 333 West Santa Clara Street, Suite 700, San Jose, California 95110. Any correspondence addressed to the Board or to any one of our directors care of our offices is reviewed by our Investor Relations department and presented from time to time to the Board at its regular meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much common stock is owned by owners of more than 5% of our outstanding common stock and by the directors, the Named Executive Officers identified in the Summary Compensation Table, and all executive officers and directors as a group, as of March 31, 2006. Except as otherwise indicated, the address for each person listed as a director or officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 700, San Jose, CA 95110. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power, or shares such powers with his spouse, with respect to the shares shown as beneficially owned.

	Amount and
	Nature of Beneficial	Percentage of
Name and Address of Beneficial Owner	Ownership(1)	Common Stock(1)(2)

5% Stockholders:
William Blair & Company, L.L.C.	3,854,852	14.46%
222 W. Adams
Chicago, IL 60606(3)
T. Rowe Price Associates, Inc.	1,948,601	7.30
100 E. Pratt Street
Baltimore, Maryland 21202(4)
Capital Research and Management Company	1,600,000	6.00
333 South Hope Street
Los Angeles, CA 90071(5)
Directors and Named Executive Officers:
John K. Kibarian(6)	2,710,421	10.17
Kimon Michaels(7)	1,633,357	6.13
David Joseph(8)	304,404	1.14
P. Steven Melman(9)	210,799	*
Cornelis D. Hartgring(10)	136,440	*
B.J. Cassin(11)	129,998	*
Lucio L. Lanza(12)	127,772	*
Zia Malik(13)	44,040	*
Susan H. Billat(14)	31,248	*
R. Stephen Heinrichs(15)	—	*
Albert Y. C. Yu(15)	—	*
All directors and executive officers as a group (16 persons)(16)	6,756,482	25.34%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with SEC rules. Beneficial ownership calculations for 5% stockholders are based primarily on publicly-filed Schedule 13D’s or 13G’s, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2005. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 31, 2006.

(2)	Percentage of beneficial ownership is based on 26,659,942 shares outstanding as of March 31, 2006. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 31, 2006, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)	The Schedule 13G filed on February 14, 2006 by William Blair & Company, L.L.C. (“William Blair”), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940 and Broker or Dealer

registered under Section 15 of the Securities Exchange Act of 1934, indicates that William Blair has sole dispositive and voting power of 3,854,852 shares.

(4)	The Schedule 13G Amendment filed on February 15, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, indicates that Price Associates has sole dispositive power of 1,948,601 shares and sole voting power of 192,600 shares.

(5)	The Schedule 13G Amendment filed on February 10, 2006 by Capital Research and Management (“Capital Research”), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, indicates that Capital Research has sole dispositive and voting power of 1,600,000 shares. Capital Research disclaims beneficial ownership of 1,600,000 shares pursuant to Rule 13d-4.

(6)	Includes 161,665 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(7)	Includes 155,281 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(8)	Includes 110,832 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(9)	Includes 40,832 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(10)	Includes 133,331 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(11)	Includes 100,000 shares held in the name of The Cassin Family Trust U/ D/ T dtd 1/31/96 and 29,998 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(12)	Includes 52,498 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(13)	Includes 44,040 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(14)	Includes 31,248 shares issuable upon the exercise of stock options as of March 31, 2006 or within 60 days thereafter.

(15)	As of March 31, 2006 or within 60 days thereafter, these Directors only hold unvested options to purchase shares.

(16)	Includes an aggregate of 1,132,250 shares issuable upon the exercise of stock options, as of March 31, 2006 or within 60 days thereafter.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1996 Stock Option Plan, the 1997 Stock Plan, 2001 Stock Plan, the Stock Option/Stock Issuance Plan and our Employee Stock Purchase Plan (ESPP).

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance
	to be Issued Upon		Weighted-Average	Under Equity
	Exercise of		Exercise Price of	Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warranties and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity Compensation Plans Approved by Stockholders(1)	5,302,587		$11.296	1,823,401	(2)(3)(4)
Equity Compensation Plans Not Approved by Stockholders	371,458	(5)	$8.83	307,863	(5)

Total	5,674,045			2,131,264

(1)	For a description of these plans, see Note 6 to our Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2005.

(2)	Includes 956,488 shares available for issuance pursuant to options, stock appreciation rights, stock purchase rights and long-term performance awards under the 2001 Plan. The 2001 Plan includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the lesser of 3,000,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(3)	Includes 866,913 shares available for issuance under the ESPP. The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature, which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years through 2011, equal to the lesser of 675,000 shares, 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or such amount as is determined by our Board of Directors.

(4)	Other than in connection with outstanding awards, no shares remain available for issuance pursuant to either of the 1996 Stock Option Plan or the 1997 Stock Plan.

(5)	The Stock Option/Stock Issuance Plan was assumed by us upon the acquisition of IDS Software Systems, Inc. The options generally vest at 25% after the first year and then at 1/48 of the granted options at each month thereafter. All options expire 10 years after the grant date. The vesting for certain options is accelerated upon a change in control.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

The following table shows the compensation earned by (a) the person who served as our Chief Executive Officer during the fiscal year ended December 31, 2005, (b) the four other most highly compensated individuals who served as an executive officer during the fiscal year ended December 31, 2005 (the “Named Executive Officers”); and (c) the compensation received by each of these people for the two preceding fiscal years.

SUMMARY COMPENSATION TABLE

							Long-Term
				Annual Compensation			Compensation Awards
Name and Principal					Other Annual		Securities	Option	All Other
Position	Year	Total	Salary	Bonus	Compensation		Underlying Options	Awards(1)	Compensation(2)

John K. Kibarian	2005	$250,621	$250,000	—	—		—	—	$621
Chief Executive	2004	250,522	250,000	—	—		—	—	522
Officer And President	2003	649,570	250,000	—	—		80,000	$319,048	522
Zia Malik	2005	411,154	180,000	—	$100,000	(3)	15,000	115,575	579
Vice President,	2004	525,755	160,008	—	194,714	(3)	25,000	145,555	478
World Wide Sales	2003	465,090	7,282	—	2,083	(3)	50,000	405,725	—
David A. Joseph	2005	543,246	235,000	$90,000	—		25,000	192,625	621
Chief Strategy Officer	2004	265,522	225,000	40,000	—		—	—	522
	2003	425,046	225,000	—	—		40,000	159,524	522
P. Steven Melman	2005	512,045	200,000	60,000	7,692	(5)	28,000	215,740	613
Vice President,	2004	217,522	182,000	35,000	—		—	—	522
Investor Relations and	2003	382,046	182,000	—	—		40,000	159,524	522
Strategic Initiatives(4)
Cornelis D. Hartgring	2005	575,260	180,000	90,000	—		35,000	269,675	585
VP and GM, Manufacturing	2004	211,207	175,000	—	35,685	(6)	—	—	522
Process Solutions	2003	175,522	175,000	—	—		—	—	522

(1)	The values were calculated on the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used: Risk free interest rates ranging from 2.98% to 4.30%, no expected dividend, expected option lives of 5.5 years and expected volatilities ranging from 53% to 73%. These values have been included solely for purposes of disclosure in accordance with the rules of the Securities and

Exchange Commission and represent theoretical values. The actual value, if any, the executive may realize will depend upon the increase in the market value of our common stock through the date of exercise.

(2)	Amounts listed under “All Other Compensation” represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal year ended December 31, 2005. There is no cash surrender value under these life insurance policies.

(3)	Includes non-recoverable advances and sales commissions paid to Mr. Malik for sales made in 2005, 2004 and 2003, respectively.

(4)	Mr. Melman was our Vice President, Finance and Administration and Chief Financial Officer from 1998 through 2005. Effective January 1, 2006, Mr. Melman serves as our Vice President, Investor Relations and Strategic Initiatives.

(5)	This amount represents a sabbatical payout.

(6)	Includes commissions paid to Mr. Hartgring for sales made in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2005. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)				Potential Realizable
	Number of	Percent of Total			Value at Assumed Annual Rates of
	Securities	Options			Stock Price
	Underlying	Granted to	Per-Share		Appreciation for
	Options	Employees in	Exercise	Expiration	Option Term
Name	Granted (#)(2)	Fiscal Year (%)(3)	Price ($/sh)(4)	Date	5% ($)	10% ($)

John K. Kibarian	—	—	—	—	—	—
Zia Malik	15,000	0.92%	$14.58	10/26/2015	$137,635	$348,848
David A. Joseph	25,000	1.54	14.58	10/26/2015	229,391	581,413
P. Steven Melman	28,000	1.72	14.58	10/26/2015	256,918	651,183
Cornelis D. Hartgring	35,000	2.15	14.58	10/26/2015	321,147	813,978

(1)	No stock appreciation rights were granted to the Named Executive Officers in the fiscal year ended December 31, 2005.

(2)	The options are subject to a vesting schedule whereby 25% of the option shares vest upon the one year anniversary of the date of grant and the remaining shares vest equally over the next 36 months thereafter, such that the option shares are 100% vested on the fourth anniversary of the date of grant.

(3)	The Company granted stock options representing 1,625,205 shares to employees in the fiscal year ended December 31, 2005.

(4)	The exercise price for all stock option grants is the fair market value of our common stock on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2005. The table also provides the number of shares covered by stock options as of the end of the fiscal year ended December 31, 2005, and the value of “in-the-money”

stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 2005.

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money
	Shares			Options at December 31,		Options at December 31,
	Acquired on		Value	2005(1)		2005(2)
	Exercise		Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John K. Kibarian	—		—	142,913	37,087	$828,637.30	$298,162.70
Zia Malik	—		—	35,342	54,658	159,406.72	212,893.28
David Joseph	—		—	103,540	41,460	666,260.88	183,789.12
P. Steven Melman	—		—	98,331	46,669	505,154.46	206,405.54
Cornelis Hartgring	50,000	(3)	$470,981.40	112,498	72,502	1,220,603.30	465,346.70

(1)	No stock appreciation rights were outstanding during the fiscal year ended December 31, 2005.

(2)	Based on the $16.25 per share closing price of our common stock on The Nasdaq National Stock Market on December 30, 2005, less the exercise price of the options.

(3)	Cashless exercise/same day sale.

Change of Control Arrangements

On July 9, 1998, we entered into a letter agreement with Mr. Melman to act as our Vice President, Finance and Administration and Chief Financial Officer. This letter agreement provides that in the event Mr. Melman is terminated without cause any time after his one-year anniversary with us and there is no change of control, Mr. Melman will receive six months accelerated vesting of shares purchased pursuant to an option or restricted stock purchase agreement. In the event of a change of control, Mr. Melman will receive 24 months accelerated vesting, regardless of whether his employment is terminated. Additionally, in the event Mr. Melman’s employment with the Company is terminated by the Company at any time without cause, he will be entitled to receive his monthly base salary and benefits for a period of six months, paid on a monthly basis. “Change of control” is defined as an event whereby a party or group of parties, different from those in control of PDF Solutions at the time of Mr. Melman’s offer, attains a majority voting right in PDF Solutions.

On October 10, 2005 we entered into a letter agreement with Mr. Keith A. Jones to act as our Vice President of Finance and Chief Financial Officer. This letter agreement provides that in the event of a change of control of PDF Solutions, he will be entitled to receive twenty-four months acceleration of vesting regardless of whether his employment is terminated. For purposes of Mr. Jones’ agreement, a “change of control” is defined as an event whereby a party or group of parties, different from those maintaining control at the time of Mr. Jones’ agreement, acquires more than 50% of PDF’s outstanding common stock.

On November 17, 2005, we entered into acceleration agreements with each of Lucio L. Lanza, B.J. Cassin, Susan H. Billat, Albert Y. C. Yu and R. Stephen Heinrichs pursuant to which all of the options to purchase shares of our stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of PDF. Each of the acceleration agreements will generally remain in effect until terminated by PDF or, if earlier, the date the director in question ceases to provide services to PDF. For purposes of these agreements, a “change of control” is defined as an event whereby a party or group of parties, different from those maintaining control at the time of the acceleration agreement, attains a majority voting right in PDF.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company’s executive officers during the fiscal year ended December 31, 2005. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive’s compensation be contingent upon our performance as well as upon the individual’s personal performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary may be adjusted each year to take into account the individual’s performance and to maintain a competitive salary structure. Additionally, the Compensation Committee takes into account general economic and business conditions. Company performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

Long-Term Incentive Compensation

We utilize our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this component of the compensation package take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual’s position, his or her performance and responsibilities, and internal comparability considerations.

Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest over a four-year period at the rate of 25% on the one year anniversary of the vesting commencement date, and 1/48 of the total number of shares subject to the option vest each month thereafter, contingent upon the executive officer’s continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of our common stock appreciates over the option term.

Compensation of the Chief Executive Officer

John K. Kibarian has served as our President since November 1991 and as our Chief Executive Officer since July 2001. Mr. Kibarian’s base salary for the fiscal year ended December 31, 2005 was $250,000 and he did not receive a cash bonus in the fiscal year ended December 31, 2005.

The factors discussed above in “Base Salaries,” “Cash-Based Incentive Compensation,” and “Long-Term Incentive Compensation” were also applied in establishing the amount of Mr. Kibarian’s salary. In addition to the foregoing, other significant factors considered in establishing Mr. Kibarian’s compensation were competitive factors and Mr. Kibarian’s leadership in achieving our long and short term strategic goals.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the “performance-based” exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the 2001 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee’s policy to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS OF
PDF SOLUTIONS, INC.:

B.J. Cassin, Chair
Lucio L. Lanza
Albert Y. C. Yu

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of B. J. Cassin, Lucio L. Lanza and Albert Y. C. Yu. No member of the Compensation Committee or executive officer of PDF Solutions has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Ms. Billat, Mr. Heinrichs and Mr. Cassin. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules presently in place. In addition, our Board of Directors has determined that Mr. Heinrichs qualifies as an audit committee financial expert as defined by SEC rules.

Our Board of Directors has adopted a written charter for the Audit Committee which governs the Audit Committee’s functions and responsibilities. This charter was amended and restated on July 23, 2003 and again on January 26, 2005, in light of the Sarbanes-Oxley Act of 2002 and new SEC and NASD rules. The Audit Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit Committee deems appropriate.

The Audit Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

The Audit Committee held eight meetings and acted twice by written consent during the fiscal year ended December 31, 2005. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent registered public accounting firm, Deloitte & Touche LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Deloitte & Touche LLP the issue of its independence from PDF Solutions, Inc.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF PDF SOLUTIONS, INC.:

R. Stephen Heinrichs, Chair
Susan H. Billat
B. J. Cassin

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to, and Other Arrangements with, Officers and Directors

We had an early exercise provision under our 1996 Stock Option Plan and 1997 Stock Plan, which allowed our optionholders and holders of stock purchase rights to purchase shares of stock underlying unvested options, subject to our own repurchase right. In addition, we previously had an employee loan program, which allowed employees to borrow the full exercise price of their options or stock purchase rights from us by signing a full recourse promissory note bearing interest at the applicable federal rate in the month of purchase. The following officers previously participated in the loan program and unless otherwise indicated, currently have notes outstanding:

In connection with his purchase of 200,000 shares of common stock on December 4, 1998 we loaned $75,000 to David A. Joseph under a four-year, 4.46% promissory note. In connection with his purchase of 33,333 shares on September 20, 1999 we loaned $12,500 to David Joseph under a four year, 4.46% promissory note and in connection with his purchase of 53,333 shares of common stock on July 14, 2000, we loaned $160,000 to Mr. Joseph under a four year, 6.62% promissory note. Mr. Joseph paid the December 4, 1998 note and the September 20, 1999 note in August 2003 and the July 14, 2000 note in June 2005. These notes were full recourse notes secured by pledges of the shares of common stock purchased.

In connection with his purchase of 200,000 shares of common stock on July 14, 2000, we loaned $600,000 to John K. Kibarian under a four-year, 6.62% promissory note. Mr. Kibarian paid this note in March 2005. This note was a full recourse note secured by pledges of the shares of common stock purchased.

In connection with his purchase of 50,000 shares of common stock on July 24, 2001, we loaned approximately $550,000 to Lucio L. Lanza under a four-year, 7.75% promissory note. This note was a full recourse note secured by a pledge of the shares of common stock purchased. The outstanding balance was extinguished when we repurchased

44,942 shares of common stock from Mr. Lanza at the closing price on the date of repurchase, which was $16.52 per share, in exchange for the repayment of the note receivable and accrued interest in 2005.

Other Transactions

We have granted options to some of our officers and directors. Please see “Compensation of Executive Officers and Other Matters — Option Grants in Last Fiscal Year” and “Meetings and Committees of the Board of Directors — Director Compensation”. We have also entered into acceleration agreements with certain of our officers and directors. Please see “Change of Control Arrangements.”

Limitation of Liability and Indemnification Matters

As permitted by the Delaware general corporation law, we have included a provision in our certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

We believe that all related-party transactions described above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for our stock since July 26, 2001 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) the RDG Technology Composite Index. The graph assumes that $100 was invested on July 27, 2001. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00 (price at which such stock was first offered to the public by the Company on the date of its initial public offering) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
AMONG PDF SOLUTIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

	Cumulative Total Return
	7/01	12/01	12/02	12/03	12/04	12/05
PDF SOLUTIONS, INC.	100.00	175.00	57.75	124.17	134.25	135.42
NASDAQ STOCK MARKET (U.S.)	100.00	96.21	68.29	101.66	110.76	113.32
RDG TECHNOLOGY COMPOSITE	100.00	96.75	59.92	88.84	91.92	94.46

*	$100 invested on 7/27/01 in stock or on 7/31/01 in index-including investment of dividends. Fiscal year ending December 31.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2005, all Reporting Persons complied with all applicable filing requirements, except for Mr. Hawit, who filed one report for two sales of shares pursuant to a 10b5-1 plan 5 days after the required filing date.

Other Matters

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

PETER COHN
Secretary

San Jose, California
April 20, 2006

Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PDF SOLUTIONS, INC. FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2006
The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 24, 2006, and hereby appoints John K. Kibarian and Keith A. Jones or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Wednesday, May 24, 2006, at 1:30 p.m., PDT, at the Marriott Hotel, 301 South Market Street, San Jose, CA 95113, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 24, 2006.
THANK YOU FOR VOTING

MR A SAMPLE
DESIGNATION (IF ANY)
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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 — Lucio L. Lanza	☐	☐
02 — Kimon Michaels, Ph.D.	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Proposal to ratify the appointment by the audit committee of Deloitte & Touche LLP as the independent auditors of the company for the fiscal year ending December 31, 2006.	☐	☐	☐

And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Mark this box with an X if you plan to attend the meeting.	☐

C	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006; AND (3) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)

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